August 13, 2019

State Street Bank and Trust Company
Josiah Quincy Building
200 Newport Avenue
North Quincy, Massachusetts 02171
Location Code: JQB5
Attention: Russell M Donohoe

Re: Transfer Agency and Service Agreement - New Portfolios

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established five (5) new series of shares to be known as:
American Century ETF Trust - Avantis U.S. Equity ETF
American Century ETF Trust - Avantis International Equity ETF
American Century ETF Trust - Avantis Emerging Markets Equity ETF
American Century ETF Trust - Avantis U.S. Small Cap Value ETF
American Century ETF Trust - Avantis International Small Cap Value ETF (the “New Portfolios”).

In accordance with Section 12, the Additional Trusts and Portfolios provision, of the Transfer Agency and Service Agreement dated as of January 9, 2018, (the “Transfer Agent Agreement”) by and among each Trust party thereto and State Street Bank and Trust Company, the undersigned Trust hereby requests that your bank act as Transfer Agent for the respective New Portfolios under the terms of the Transfer Agent Agreement. In connection with such request, the undersigned Trust hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Transfer Agent Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Transfer Agent Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

American Century Investment Management, Inc. on behalf of                                 American Century ETF Trust - Avantis U.S. Equity ETF
American Century ETF Trust - Avantis International Equity ETF
American Century ETF Trust - Avantis Emerging Markets Equity ETF
American Century ETF Trust - Avantis U.S. Small Cap Value ETF
American Century ETF Trust - Avantis International Small Cap Value ETF

By:     /s/ C. Jean Wade
Name:     C. Jean Wade
Title:     Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /s/ Andrew Erickson
Name:    Andrew Erickson
Title:    Executive Vice President
Effective Date: August 27, 2019